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                                                     EXHIBIT 23.7

To: The Board of Directors
    Eagle Supply Group, Inc.

    I hereby consent to serve as a director and vice chairman of the board of directors of Eagle Supply Group, Inc. (the "Company") after the effective date of the Company's Registration Statement on Form S-1 (File No. 333-9951) and to the use of my name in such Registration Statement.

Dated: April 20, 1998

                                     /s/ James E. Helzer
                                     -------------------------------
                                     James E. Helzer